Exhibit 5.1

June 30, 2010

Itaú Unibanco Holding S.A.
Praça Alfredo Egydio de Souza Aranha, 100
04344-902 São Paulo, SP, Brazil

Ladies and Gentlemen:

I am the General Counsel of Itaú Unibanco Holding S.A. (the “Company”), a sociedade por ações incorporated in the Federative Republic of Brazil (“Brazil”) and am qualified to practice law in Brazil.  This opinion is being furnished to you in connection with the filing of a resale shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 with the Securities and Exchange Commission (the “Registration Statement”) registering 60,000,000 preferred shares (the “Underlying Shares”), in the form of American Depositary Shares, issued by the Company.

For purposes of giving this opinion I have examined or relied upon:

(i)           the Registration Statement;

(ii)          a copy of the Company’s estatuto social (the “Company By-Laws”); and

(iii)         such other documents, corporate documents, stock transfer books and registers, contracts and certificates of officers of the Company furnished to me by the Company as I may have considered necessary or desirable to examine for the purpose of giving this opinion.

I have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil as at the date hereof and not in respect of any other law.  In particular, I have made no independent investigation of the United States laws.

In giving this opinion, I have made the following assumptions:

(i)           that any document submitted to me in draft form or as facsimile or copy or specimen document conforms to its original;

(ii)          that all documents submitted to me as originals are authentic;

(iii)         that the signature on the originals, certified copies or copies of all documents submitted to me are genuine;

I am of the opinion that the Underlying Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter or transaction in connection with the matters referred to therein.

This opinion letter speaks only as of the date hereof.  I expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Cláudia Politanski